Exhibit 99.2

 2020 First Quarter Earnings and COVID-19 Response PresentationApril 30, 2020  1

 This presentation and statements by the Company’s management contains “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words such as “anticipated,” “expects,” “intends,” “believes,” “may,” “likely,” “will” or other statements that indicate future periods. Such statements include, without limitation, statements regarding management’s predictions or expectations about future economic conditions, statements about the Company’s business or financial performance, as well as management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties which change over time and other factors which could cause actual results to differ materially from those currently anticipated. These risks and uncertainties include, but are not limited to: the impact of the recent outbreak of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the Coronavirus Aid, Relief and Economic Security Act, or the CARES Act), and the resulting effect of these items on our operations, liquidity and capital position, and on the financial condition of the Company’s borrowers and other customers; conditions in the financial markets and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas, including the effects of declines in housing markets, an increase in unemployment levels and slowdowns in economic growth; the Company’s level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs; the impact of changes in interest rates; credit quality and strength of underlying collateral; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial and industrial loans in the Company’s loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company’s operations and potential expenses associated with complying with such regulations; possible additional loan losses and impairment of the collectability of loans; the Company’s ability to comply with applicable capital and liquidity requirements; any impairment of the Company’s goodwill or other intangible assets; system failure or cybersecurity breaches of the Company’s network security; the Company’s ability to recruit and retain key employees; the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks; the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; litigation and other risks and uncertainties. Additional risks and uncertainties are contained in the “Risk Factors” and forward-looking statements disclosure in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The inclusion of this forward-looking information should not be construed as a representation by us or any person that future events, plans, or expectations contemplated by us will be achieved. Forward-looking statements are as of the date they are made, and the Company does not undertake to update any forward-looking statement, whether written or oral, whether as a result of new information, future events, or otherwise, except as required by law.  Forward Looking Statements  2

 Non-GAAP Information  This presentation contains references to financial measures that are not defined in generally accepted accounting principles (“GAAP”). Such non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this press release may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this press release when comparing such non-GAAP financial measures.The Company’s management uses non-GAAP financial measures as management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company.   3

Howard's Investment Value Thesis

- Commercially focused bank, operating in demographically attractive region, leveraging both scale and market positon as largest locally owned bank and 3rd largest state headquartered bank in a consolidating industry
- Continued linked quarter growth in the SME commercial loan portfolios (17% C&I annualized), with strong funding from commercial DDA (14% annualized)
- Funding costs dropping faster than loan yields mitigating the macro interest rate environment pressure on net interest margin as does fixed vs floating loan mix
- Asset quality trends consistently improving; significant economic uncertainty and headwinds acknowledged with a significant increase in the allowance providing us with over x coverage of loans and y coverage of troubled assets
- No significant concentrations in individual customer exposures and/or individual highly impacted industries
- Capital Levels (13.16%) in excess of well capitalized provides cushion under multiple stress scenarios
- Exceptionally strong liquidity – on and off balance sheet – and de minimus signs of stress in either deposit withdrawals or line usage

(continued)

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Howard's Investment Value Thesis *(continued)*

- Significant participation (797 loans and $185 million) in the PPP program, will have significant fee upside impact but has also driven customers of larger out of state banks to open relationships. Participation level twice deposit market share.
- Concretely showing fruits of strategically re-organized Business Banking /Branch partnership
- Proactive approach to managing both employee and customer health and safety tangibly well received internally and externally
- Community support of $100,000+ in additional philanthropy to 7 not for profits makes strong statement of local leadership

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HOWARD BANCORP

 COVID-19 Response  6

 COVID-19: Our Financial State of Readiness   As the reality of COVID-19 evolving into a pandemic became evident in February, we evaluated our state of readiness from the perspective of a position of strength… Our earnings outlook was improving and we were seeing momentum in the execution of our strategyOur asset quality continued to improve Our capital position was strongOur customer deposit base represented 67% of our funding with DDA balances 33% of customer deposits Our liquidity position was strong with untapped potential to increase contingency funding  7

 Strong Capital Position  At March 31, 2020, regulatory capital ratios exceed all well-capitalized standardsTier 1 leverage decreased to 9.10% in the 1st quarter from 9.55% in 4th quarter 2019$7.0 million stock repurchase program completed on February 24, 2020; a total of 392,565 shares repurchased372,801 shares totaling $6.7 million repurchased in 2020  8

 Liquidity Position   Available liquidity at March 31, 2020 consisted of the following:  We started maintaining excess cash reserves in late February but have started shrinking these balances as we increase contingency funding capacityWe are continuing our efforts to increase borrowing availability at both FHLB and FRBAdditional liquidity should be available through Federal funds lines and wholesale depositsWe have been approved for pledging SBA PPP loans to the FRB’s Paycheck Protection Program Lending Facility (“PPPLF”)We plan to use the PPPLF as a funding source for all PPP loans that will be closed in the second quarter of 2020Once funded, PPP loans will have no impact on the Bank’s liquidity or regulatory capital ratios  9

COVID-19 Response: Protecting Our Employees

Publicly and proactively communicated employee and customer health and safety as first response to Covid 19 challenge :

- Augmented deep cleaning procedures in place at all branch locations and back offices.
- Provided sanitizer, masks and gloves to branch staff working in modified access environment
- Health care policies consistent with FCRA in place since mid March
- Most commercial, back office and support staff working from home since March 18 with robust virtual meeting tools
- Awarded 5 additional paid days off that are available through December 31, 2021 to reward all associates to acknowledge long hours providing extraordinary customer service
- Provided media recognized " Dinner on us " evening for all colleagues

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Strengthening our Communities

Donations/Pledges since February totaling $104,000

- Innovation Works
- Maryland Food Bank
- Enoch Pratt Free Library
- Cristo Ray Jesuit High School
- Johns Hopkins Hospital
- Anne Arundel Medical Center
- University Maryland Upper Chesapeake
- Purchased face shields for hospital staff treating patients with COVID-19

- Partner in Operation: Shop Local
- Local small business owners can submit direct links to their non-essential company's website to purchase gift cards that are redeemable at a later time.
- Re- initiation of Keep it Local Small Business Program
- Named to State Professional Services Task Force to develop recommendations to governor on returning to work policies

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HOWARD BANCORP

  Serving our Customers  Added a webpage with additional resources, relief program detailsDigital banking tools emphasized and reinforced to ensure no conflict between safety and service levels Sign up procedures for online commercial banking re designed to facilitate first time access12 of 15 branches (80%) remain open; customers may still use drive through facilities at 9 of 15 ( 60%) or” call ahead” to schedule appointments to meet with bank personnel to conduct their transactions and to request assistance, products or other services at all 12  12

Supporting our Customers

- Immediately granting loan- IO / P&I modifications, primarily in the form of payment deferrals, to qualifying customers
- Suspended all foreclosure actions
- Waived certain service charges and fees
- Participation in the first round of the PPP program exceeded 2X deposit market share
- Took a hands on individually consultative role utilizing multi-functional teams working 16 hours a day, 7 days a week for 4 weeks
- Garnering new customer activity from larger banks despite focus on existing customers

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SBA Paycheck Protection Program

- Our focus has been on existing Howard Bank customers
- We began accepting applications on April 3
- First loans were funded on April 15
- We supported our customers in the initial $349 billion program:
  - Applications received – 856 / total loans approved - 797
  - Total amount of approved loans - $185 million
  - Average loan size - $232 thousand
  - Total processing fees estimated to be received from the SBA - $5.9 million
  - As a % of total amount of approved loans – 3.20%
  - Estimated potential job retention – over 18,000
- Over 150 members of our team (60% of workforce) were involved in this effort to support our customers
- We have been approved by FRB to utilize the Paycheck Protection Program Liquidity Facility ("PPPLF") and anticipate funding these loans through the PPPLF
- We have commenced continuing to support our customers in the second phase of this initiative starting April 27

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 Loan Portfolio Composition  Our loan portfolio includes 68.5% of commercial loans consistent with successful differentiated positioning as the largest locally headquartered bank in the Greater Baltimore market.  15

 Credit Line Utilization  There has been no significant fluctuation in either line usage or available Commercial and HELOC lines since12/31/19.  16

Credit Culture / Underwriting Standards

- Strong credit culture built off experienced, credit-trained loan officers charged with generation of quality assets
- Credit bench is deep and tenured with several members > 20 years of experience with institutions such as PNC, M&T, Mercantile, Wells Fargo, and Truist
- Bank is focused on building long-standing relationships, not just transactions, with local sponsors well-known to management
- We principally lend in our markets where we have a physical presence
- Global underwriting employed including all contingent liabilities
- Non-recourse is the exception / employed for instances of superior operating metrics
- We have a strong Construction Administration Department and independent third party inspections required for construction draws
- Management Loan Committee approves all transactions >$3,000,000; Credit sign-off required for all transactions > $1,500,000
- Cash flow lenders - DSC guidelines / cash flow supported by collateral
- LTV guidelines / Significant reliance on personal guarantees
- Our Special Assets Team is tenured and battled-tested with a proven track record of problem resolution and capital preservation

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HOWARD BANCORP

 Improving Asset Quality  Actively managing acquired portfolio NPA’sExperienced credit and asset workout teamsCredit team continually evaluates the portfolio  NPA’s / Total Assets (%) (1)  NCO’s / Average Loans (2)  (1) NPAs include NPLs plus OREO. NPLs include nonaccruals and troubled debt restructurings.(2) Net charge offs (“NCOs” Annualized) / Average Loans for the three months ended in each respective quarter.  18

 Loan Modifications for Borrowers  Our loan modifications to qualified borrowers have consisted primarily of interest-only and P&I deferrals, generally for periods of 2-3 months but for as long as 6 months. Balances modified in the following tables are in millions:  19

 Potential Highly Impacted Loan Sectors  The following table presents the industry segments within our loan portfolio that may be most highly impacted by COVID-19 (loans balances are at March 31, 2020; loan modification and SBA PPP balances are as of April 24, 2020; $ in millions):   De minimis exposure to Energy, Travel, Transportation & Aerospace, TruckingModifications in the above sectors represent 45% of total commercial / CRE loan modificationsSBA PPP relief in the above sectors represents only 12% of total PPP approvals  20

Rationale for Our Increase in the Allowance

Allowance / Loans (%)


0.53%
0.54%
0.55%
0.60%
0.76%
Q1 '19
Q2 '19
Q3 '19
Q4 '19
Q1 '20

Allowance / NPL's (%) (1)


41.8%
47.2%
48.1%
54.3%
77.8%
Q1 '19
Q2 '19
Q3 '19
Q4 '19
Q1 '20

(1) NPL's include nonaccruals and troubled debt restructurings.

- The rolling average loss rate used in our incurred loss allowance model actually decreased in Q1 '20 to 0.25% from 0.29% in Q4 '19.
- In addition, a charge-off of loans to one commercial customer during the quarter eliminated a specific allocation of the allowance recorded in Q4 '19.
- No specific allocations were required during the quarter.

- Rapid and widespread business interruptions and shutdowns as well as sharp increase in unemployment rate in our local market by the end of the quarter warranted a hard look at the adequacy of our allowance.
- Risk of a recession has increased; while loan modification and PPP loan assistance will reduce short-term risks in the portfolio, we expect risk rating downgrades and potential increases in charge-offs in future periods
- Allowance increased on average by 20 basis points through our qualitative factors, primarily economic conditions.
- $3.4 million provision / $3.0 million increase in 3/31/20 allowance over 12/31/19 level.

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Stress Test / Loss Absorption Capacity  A capital / ALLL stress test for the Bank was performed by a third party in June 2019. This stress test used a cumulative 9-quarter “Severe Adverse Case” loan loss rate of 3.9%. In order to add further stress, we:Assumed a 20% higher loss rate.Assumed our average quarterly 2019 pre-provision net revenue and then reduced it by 20%.   The results indicate that the Bank would maintain regulatory capital ratios in excess of “well capitalized”  ***This is a stress test only, and not a forecast of future expectations or performance***  22

 NIM Trends  Our change in funding mix led to a decrease in interest expense which more than offset the reduction in interest income from Q4 ‘19 to Q1 ‘20Mix of fixed rate loan assets provides protection against declining rate environment as does rising percentage of low cost transaction deposits   NIM decreased 4 bps vs 4Q ‘19+19bps reduced cost of interest-bearing liabilities-17bps earning asset yields-6bps effect of noninterest-bearing deposits   23

 Earnings Snapshot  Pre-provision net revenue is a non-GAAP financial measure that adds back the provision for credit losses to GAAP pretax income. See the GAAP to non-GAAP Reconciliation at the end of this presentation for more details.“Core” is a non-GAAP measure that excludes the earnings contribution of the Company’s mortgage banking activities and infrequently occurring items. See the GAAP to Non-GAAP Reconciliation at the end of this presentation for more details..  24

 Profitability Measures  Pre-provision net revenue (“PPNR”), is a non-GAAP financial measure that adds back the provision for credit losses to GAAP pretax income. See the GAAP to non-GAAP Reconciliation at the end of this presentation for more details.“Return on average assets, net of CDI expense “ is a non-GAAP measure. See the GAAP to non-GAAP Reconciliation at the end of this presentation for more details.“Core” is a non-GAAP measure that excludes the earnings contribution of the Company’s mortgage banking activities and infrequently occurring items. See the GAAP to Non-GAAP Reconciliation at the end of this presentation for more details.  25

 Balance Sheet Comments  Cash and equivalents increased during the quarter by $86.0 million to $196.0 million at end of Q1 ’20Available-for-sale securities increased during the quarter by $62.4 million or 26.3%, to $299.8 million; funded by incremental FHLB advancesWe continue to increase our contingency funding capacity and will reduce our excess cash position by mid-MayLoans increased by $15.9 million or 3.7% annualized during Q1 ’20 primarily driven by commercial, up $16.2 million (17.2% annualized) and by commercial real estate, up $11.0 million (6.4% annualized)Loan originations were strong and totaled $79.5 million in Q1 ‘20 with $66.0 million in commercial originations.Deposit transaction account balances totaled $657.2 million and increased by $4.8 million or 3.1% annualized in Q1’20; represent 45.5% of total customer deposits at end of Q1 ’20 compared to 44.2% at end of Q4 ’19. Book value per share was $16.85 at the end Q1 ‘20 vs $16.48 at the end of Q4 ’19.Tangible book value per share was $12.91 at the end of Q1 ‘20 vs.$12.57 at the end of Q4 ‘19.We completed our $7.0 million share buyback program on February 24, 2020 (372,801 shares repurchased in Q1 ‘20 and 392,565 total shares repurchased at average cost of $17.83 per share).  26

 Mortgage Banking Update  We substantially completed the previously announced exit of our mortgage banking activities during the first quarterAll loans in the mortgage pipeline have been processed and fundedRemaining loans held for sale at March 31, 2020 ($3.8 million) to be sold in AprilNo remaining employeesThe following table presents the contribution to our net income for the following periods (note that full year 2019 data is from Note 2: Exit of Mortgage Banking Activities in our 2019 Form 10-K):Activity included $77 million of originations for sale / $106 million of secondary market sales, and $11 million of originations for the bank’s loan portfolioWe are currently negotiating investor agreements that may provide a future flow of new mortgage originations  27

 Reiterating Our Value Proposition  Original unique positioning further strengthened by marketplace reaction to PPP program process and performanceBuilding on tangible growth and funding strengths exhibited earlier in the quarterWell-prepared and positioned for once in a century exogenous shock-safety, customer access, diversified portfolios, expanded allowance, liquidity, capitalBreadth and depth of team demonstrated in resilience Retaining, rewarding deep bench of experienced bankers and attracting new talent including in contiguous market  28

 APPENDIX  29

 Quarterly Financial Performance   30

 Quarterly Financial Performance (continued)  31

 Earning Asset Yields  32

 Funding Rates and NIM  33

 GAAP to Non-GAAP Reconciliation   34

 GAAP to Non-GAAP Reconciliation  35

 GAAP to Non-GAAP Reconciliation  36

 GAAP to Non-GAAP Reconciliation   37